EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-134414) of Ecosphere Technologies, Inc. (formerly UltraStrip Systems, Inc.) of our report, dated March 28, 2007, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of Ecosphere Technologies, Inc. for the year ended December 31, 2006.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

March 28, 2007